Exhibit 99.1

Fleetmatics Announces First Quarter 2014 Financial Results

•	Approximately 472,000 total subscribed vehicles attained

•	Total revenue of $51.9 million, up 35% year-over-year

•	GAAP EPS of $0.09; non-GAAP adjusted EPS of $0.19

•	Adjusted EBITDA of $13.8 million, up 25% year-over-year

•	Generated operating cash flow of $20.3 million, free cash flow of $11.7 million

Dublin, Ireland and Boston, Massachusetts, April 30, 2014 — Fleetmatics Group PLC (NYSE: FLTX), a leading global provider of mobile workforce solutions for service-based businesses of all sizes delivered as software-as-a-service (SaaS), today announced financial results for its first quarter ended March 31, 2014.

“We are pleased with our strong start to the year, which was highlighted by continued growing demand for our comprehensive software-as-a-service fleet management solution,” stated Jim Travers, Chairman and Chief Executive Officer of Fleetmatics. “We believe that Fleetmatics remains well positioned to increase market share worldwide driven by our continued market penetration in North America and the UK, as well as launching our solution into our new markets of Australia, Mainland Europe and Mexico. We are also excited to have released our new software platform, which brings highly differentiated and industry-first functionality to our service-oriented local fleet customers.”

First Quarter 2014 Financial Highlights

•	Revenue: Total revenue for the first quarter was $51.9 million, an increase of 35.1% compared to $38.4 million for the first quarter of 2013.

•	Gross Profit: GAAP gross profit for the first quarter was $39.2 million, compared to $28.4 million for the first quarter of 2013. GAAP gross margin was 75.4% compared to 74.0% for the same period in 2013. Non-GAAP gross profit, which excludes share-based compensation and amortization of intangible assets, was $39.6 million for the quarter compared to $28.5 million in the year ago period. Non-GAAP gross margin was 76.2% for the first quarter of 2014, compared to 74.2% during the same period last year.

•	Operating Income: GAAP operating income for the first quarter was $5.3 million, compared to $5.8 million for the first quarter of 2013. Non-GAAP operating income, which excludes share-based compensation, amortization of intangible assets and other items as defined in “Non-GAAP Financial Measures”, was $9.1 million, compared to $7.9 million for the first quarter of 2013.

•	Net Income: GAAP net income for the first quarter was $3.6 million, compared to $3.0 million for the same period last year. GAAP net income per share for the first quarter was $0.09 based on 38.4 million weighted-average diluted shares outstanding, compared to $0.08 for the same period last year, based on 36.2 million weighted-average diluted shares outstanding, for the same period last year.

Non-GAAP adjusted earnings, which excludes share-based compensation, amortization of intangible assets and other items as defined in “Non-GAAP Financial Measures”, was $7.2 million for the first quarter, compared to $5.4 million for the first quarter of 2013. Non-GAAP adjusted earnings per share for the first quarter was $0.19 per share based on 38.4 million weighted-average diluted shares outstanding compared to $0.15 per share, and based on 36.2 million weighted-average diluted shares outstanding, for the same period last year.

•	Adjusted EBITDA: Adjusted EBITDA for the first quarter was $13.8 million, an increase of 24.6% compared to $11.1 million for the first quarter of 2013. Adjusted EBITDA margin was 26.5% for the first quarter of 2014, compared to a 28.8% margin for the same period last year. Adjusted EBITDA is defined as net income (loss) plus (benefit) provision for income taxes; interest (income) expense, net; foreign currency transaction (gain) loss, net; depreciation and amortization of property and equipment; amortization of capitalized in-vehicle devices owned by customers; amortization of intangible assets; share-based compensation; and other items as defined in “Non-GAAP Financial Measures.”

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

•	Balance Sheet: As of March 31, 2014, Fleetmatics had cash of $148.2 million, an increase of $11.0 million since December 31, 2013.

During the first quarter of 2014, the Company generated $20.3 million in net cash from operations and invested $8.6 million in purchases of property and equipment and capitalization of internally developed software, resulting in free cash flow of positive $11.7 million. During the first quarter of 2013, the Company generated $12.1 million in net cash from operations and invested $8.9 million in capital expenditures and capitalization of software, resulting in free cash flow of positive $3.1 million.

First Quarter 2014 Operating Highlights

•	Fleetmatics ended the first quarter of 2014 with approximately 472,000 active vehicles under subscription, up 32.6% compared to over 356,000 during the first quarter of 2013.

Quarterly net churn during the first quarter of 2014 was 1.3%, the same as the first quarter of 2013. An explanation of this measure is included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook

As of April 30, 2014, Fleetmatics is providing guidance for the second quarter of 2014 and full year 2014 as follows:

Second Quarter 2014 Guidance: Total revenue is expected to be in the range of $54.5 million to $55.4 million. Adjusted EBITDA is expected to be in the range of $13.1 million to $14.1 million. Non-GAAP adjusted earnings per share is expected to be in the range of $0.15 to $0.17 based on approximately 38.4 million weighted-average diluted shares outstanding.

Full Year 2014 Guidance: Total revenue is expected to be in the range of $228.0 million to $230.0 million, which represents growth of 29.1% year-over-year at the midpoint. Adjusted EBITDA is expected to be in the range of $61.0 million to $62.5 million. Non-GAAP diluted adjusted earnings per share is expected to be in the range of $0.80 to $0.85 based on approximately 38.6 million weighted-average diluted shares outstanding.

Quarterly Conference Call

Fleetmatics will host a conference call today at 5:00 p.m. EDT to discuss the Company’s financial results for the first quarter 2014, its business outlook and other matters. To access this call, dial +1-877-681-3370 (United States), or +1-719-325-2356 (international), with conference ID #1792811. A live webcast of this conference call will also be available on the investor relations portion of the Company’s website at ir.fleetmatics.com, and a replay will be archived on the website as well. A replay of this conference call will also be available through May 14, 2014, by dialing +1-877-870-5176 (United States), or +1-858-384-5517 (international). The recording access code is #1792811.

About Fleetmatics Group PLC

Fleetmatics Group PLC is a leading global provider of mobile workforce solutions for service-based businesses of all sizes delivered as software-as-a-service (SaaS). Our solutions enable businesses to meet the challenges associated with managing local fleets, and improve the productivity of their mobile workforces, by extracting actionable business intelligence from real-time and historical vehicle and driver behavioral data.

Fleetmatics Group’s intuitive, cost-effective Web-based solutions provide fleet operators with visibility into vehicle location, fuel usage, speed and mileage, and other insights into their mobile workforce, enabling them to reduce operating and capital costs, as well as increase revenue. An integrated, full-featured mobile workforce management product provides additional efficiencies related to job management by empowering the field worker and speeding the job completion process from quote through payment. As of March 31, 2014, Fleetmatics served approximately 23,000 customers, with about 472,000 subscribed vehicles worldwide.

To learn more about Fleetmatics, visit www.fleetmatics.com.

Investor Contact:

ICR Inc. on behalf of Fleetmatics

Seth Potter, (646) 277-1230

fleetmatics@icrinc.com

Non-GAAP Financial Measures

In this release, Fleetmatics’ non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP adjusted earnings, non-GAAP diluted adjusted earnings per share, adjusted EBITDA and adjusted EBITDA margin are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. Non-GAAP gross profit and non-GAAP gross margin exclude share-based compensation and amortization of intangible assets. Non-GAAP operating income, non-GAAP adjusted earnings and non-GAAP diluted adjusted earnings per share exclude share-based compensation; amortization of intangible assets; foreign currency transaction (gain) loss; certain non-recurring litigation and settlement costs; certain non-recurring secondary public offering costs; acquisition-related transaction costs; the tax effects related to these items, and the tax reserve component of the income tax provision.

Adjusted EBITDA is defined as net income (loss) plus (benefit) provision for income taxes; interest (income) expense, net; foreign currency transaction (gain) loss, net; depreciation and amortization of property and equipment; amortization of capitalized in-vehicle devices owned by customers; amortization of intangible assets; share-based compensation; certain non-recurring litigation and settlement costs; certain non-recurring secondary public offering costs; and acquisition-related transaction costs.

We calculate our net churn for a period by dividing (i) the number of vehicles under subscription added from existing customers less vehicles under subscription lost from existing customers over that period by (ii) the total vehicles under subscription at the beginning of that period. A positive net churn in each period means we added more vehicles from existing customers than we lost from those customers during the particular period.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at ir.fleetmatics.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our future market share, product innovation, expansion into new geographic markets and our expected financial results for the second quarter of 2014 and the full year of 2014. These forward-looking statements include, but are not limited to: plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our ability to effectively and efficiently attract, sell to and retain SMB customers; our ability to attract customers on a cost-effective basis, our dependence on various lead generation programs; our ability to retain and increase sales to our existing customers; our ability to successfully complete and integrate acquisitions; expectations regarding the widespread adoption of fleet management solutions; our ability to expand the sales of our products to customers located outside the U.S.; our ability to continue to compete in a highly fragmented market and the risk of future competitors by way of acquisition or otherwise; keeping up with the rapid technological change required to remain competitive in our industry; and the impact of adverse economic conditions on information technology spending by SMB business, collection of our accounts receivable and other risks set forth under the caption “Risk Factors” in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2014, as updated by our subsequently filed quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

FLEETMATICS GROUP PLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Subscription revenue	$51,897	$38,419
Cost of subscription revenue	12,746	9,997

Gross profit	39,151	28,422

Operating expenses:
Sales and marketing	18,362	12,601
Research and development	4,177	2,094
General and administrative	11,272	7,940

Total operating expenses	33,811	22,635

Income from operations	5,340	5,787
Interest income (expense), net	(163)	(366)
Foreign currency transaction gain (loss), net	(48)	(356)
Other income (expense), net	41	—

Income before income taxes	5,170	5,065
Provision for income taxes	1,542	2,105

Net income attributable to ordinary shareholders	$3,628	$2,960

Net income per share attributable to ordinary shareholders:
Basic	$0.10	$0.09

Diluted	$0.09	$0.08

Weighted average ordinary shares outstanding:
Basic	37,129,314	34,612,057

Diluted	38,366,942	36,244,647

FLEETMATICS GROUP PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash	$148,192	$137,171
Restricted cash	—	64
Accounts receivable, net of allowances of $2,129 and $1,395 at March 31, 2014 and December 31, 2013, respectively	18,524	20,240
Deferred tax assets	6,724	6,505
Prepaid expenses and other current assets	14,310	13,675

Total current assets	187,750	177,655
Property and equipment, net	66,247	61,732
Goodwill	28,706	28,706
Intangible assets, net	7,169	7,765
Deferred tax assets, net	993	1,282
Other assets	10,030	9,399

Total assets	$300,895	$286,539

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$8,622	$9,952
Accrued expenses and other current liabilities	20,151	14,855
Deferred revenue	24,708	21,163

Total current liabilities	53,481	45,970

Deferred revenue	9,777	9,029
Accrued income taxes	2,357	2,094
Long-term debt	23,750	23,750
Other liabilities	4,331	3,888

Total liabilities	93,696	84,731

Total shareholders’ equity	207,199	201,808

Total liabilities and shareholders’ equity	$300,895	$286,539

FLEETMATICS GROUP PLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net income	$3,628	$2,960
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	4,303	2,992
Amortization of capitalized in-vehicle devices owned by customers	286	213
Amortization of intangible assets	594	467
Amortization of deferred commissions, other deferred costs and debt discount	1,773	1,442
Provision for (benefit from) deferred taxes	78	21
Provision for accounts receivable allowances	790	382
Unrealized foreign currency transaction (gain) loss	20	346
Loss on disposal of property and equipment and other assets	417	826
Share-based compensation	3,004	604
Changes in operating assets and liabilities:
Accounts receivable	913	(1,773)
Prepaid expenses and other current and long-term assets	(2,114)	(1,232)
Accounts payable, accrued expenses and other current liabilities	2,112	1,429
Excess tax benefits from share-based awards	(96)	—
Accrued income taxes	263	345
Deferred revenue	4,287	3,055

Net cash provided by operating activities	20,258	12,077

Cash flows from investing activities:
Purchases of property and equipment	(8,115)	(8,530)
Capitalization of internal-use software costs	(416)	(400)
Proceeds from sale of property and equipment	41	—
Net decrease in restricted cash	64	—

Net cash used in investing activities	(8,426)	(8,930)

Cash flows from financing activities:
Proceeds from (payments of) Term Loan	—	(313)
Proceeds from exercise of stock options	770	207
Taxes paid related to net share settlement of equity awards	(1,368)	—
Excess tax benefits from share-based awards	96	—
Payments of previously accrued initial public offering costs	—	(948)
Payments of capital lease obligations	(156)	(90)
Payments of notes payable	(45)	—

Net cash provided by financing activities	(703)	(1,144)

Effect of exchange rate changes on cash	(108)	(72)

Net increase in cash	11,021	1,931
Cash, beginning of period	137,171	100,087

Cash, end of period	$148,192	$102,018

Supplemental disclosure of cash flow information:
Cash paid for interest	$175	$329
Cash paid (refunds received), net for income taxes	$(370)	$(339)
Supplemental disclosure of non-cash financing and investing activities:
Acquisition of property and equipment and software through capital leases and note payable	$1,315	$—
Additions to property and equipment included in accounts payable or accrued expenses at the balance sheet dates	$2,025	$1,470
Initial public offering costs included in accounts payable or accrued expenses at the balance sheet dates	$—	$406

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND OPERATING INCOME

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013

Gross Profit GAAP	$39,151	$28,422
Share-based compensation	147	42
Amortization of intangible assets	258	52

Gross Profit Non-GAAP	$39,556	$28,516

Subscription revenue	$51,897	$38,419
Gross Margin Percentages:
GAAP	75.4%	74.0%
Non-GAAP	76.2%	74.2%

	Three Months Ended March 31,
	2014	2013

Operating income GAAP	$5,340	$5,787
Share-based compensation	3,004	604
Amortization of intangible assets	594	467
Secondary public offering costs	—	636
Litigation and settlements	120	360
Acquisition-related transaction costs	89	—

Operating income Non-GAAP	$9,147	$7,854

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$3,628	$2,960
Provision for income taxes	1,542	2,105
Interest (income) expense, net	163	366
Foreign currency transaction (gain) loss, net	48	356
Depreciation and amortization of property and equipment	4,303	2,992
Amortization of capitalized in-vehicle devices owned by customers	286	213
Amortization of intangible assets	594	467
Share-based compensation	3,004	604
Secondary public offering costs	—	636
Litigation and settlements	120	360
Acquisition-related transaction costs	89	—

Adjusted EBITDA	$13,777	$11,059

Subscription revenue	$51,897	$38,419
Adjusted EBITDA margin	26.5%	28.8%

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EARNINGS AND EPS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Net income	$3,628	$2,960
Amortization of intangible assets	594	467
Share-based compensation	3,004	604
Foreign currency transaction (gain) loss, net	48	356
Secondary public offering costs	—	636
Litigation and settlements	120	360
Acquisition-related transaction costs	89	—
Tax effect of non-GAAP adjustments above at 15%	(578)	(363)
Tax reserve component of income tax provision	263	429

Adjusted earnings	$7,168	$5,449

Weighted average ordinary shares outstanding — diluted	38,366,942	36,244,647
Non-GAAP adjusted EPS	$0.19	$0.15

FLEETMATICS GROUP PLC

RECONCILIATION TO NON-GAAP INCOME

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cost of subscription revenue
Share-based compensation	$147	$42
Amortization of intangible assets	258	52

Subtotal cost of subscription revenue	405	94

Sales and marketing
Share-based compensation	1,173	243
Amortization of intangible assets	336	415

Subtotal sales and marketing	1,509	658

Research and development
Share-based compensation	397	52

Subtotal research and development	397	52

General and administrative
Share-based compensation	1,287	267
Secondary public offering costs	—	636
Litigation and settlements	120	360
Acquisition-related transaction costs	89	—

Subtotal general and administrative	1,496	1,263

Foreign currency transaction (gain) loss, net	48	356
Tax effect of non-GAAP adjustments, net of tax reserve component of income tax provision	(315)	66

Total expense add-backs	$3,540	$2,489